More Growth in Store

NATIONAL STORAGE
AFFILIATES

FOURTH QUARTER 2021 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

8	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

12	Schedule 2 - Other Non-GAAP Financial Measurements

13	Schedule 3 - Portfolio Summary

15	Schedule 4 - Debt and Equity Capitalization

17	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

18	Schedule 6 - Same Store Performance Summary By State

22	Schedule 7 - Same Store Performance Summary By MSA

26	Schedule 8 - Same Store Operating Data - Trailing Five Quarters

27	Schedule 9 - Reconciliation of Same Store Data and Net Operating Income to Net Income

28	Schedule 10 - Selected Financial Information

29	Glossary

February 22, 2022
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2021 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2021 results.
Fourth Quarter 2021 Highlights
•Reported net income of $42.9 million for the fourth quarter of 2021, an increase of 75.0% compared to the fourth quarter of 2020. Reported diluted earnings per share of $0.25 for the fourth quarter of 2021 compared to $0.18 for the fourth quarter of 2020.
•Reported core funds from operations ("Core FFO") of $78.9 million, or $0.64 per share for the fourth quarter of 2021, an increase of 39.1% per share compared to the fourth quarter of 2020.
•Reported an increase in same store net operating income ("NOI") of 21.7% for the fourth quarter of 2021 compared to the same period in 2020, driven by a 17.4% increase in same store total revenues partially offset by an increase of 6.5% in same store property operating expenses.
•Reported same store period-end occupancy of 94.8% as of December 31, 2021, an increase of 310 basis points compared to December 31, 2020.
•Acquired 110 wholly-owned self storage properties for over $1.1 billion during the fourth quarter of 2021. Consideration for these acquisitions included the issuance of $117.0 million of OP equity.
•Issued $75.0 million of 2.72% senior unsecured notes due November 30, 2030, $175.0 million of 2.81% senior unsecured notes due November 30, 2031 and $75.0 million of 3.06% senior unsecured notes due November 30, 2036 in a private placement.
•Increased the total commitments available under the Company's revolving line of credit ("Revolver") to $650.0 million, an increase of $150.0 million. As of December 31, 2021, the Company's unsecured credit facility provided for total borrowings of $1.55 billion.
•Received approximately $137.6 million of net proceeds from the sale of 2,212,000 common shares under the Company's at the market (“ATM”) program.
Full Year 2021 Highlights
•Reported net income of $146.9 million for full year 2021, an increase of 84.9% compared to full year 2020. Reported diluted earnings per share of $0.98 for full year 2021 compared to $0.53 for full year 2020.
•Reported Core FFO of $257.3 million, or $2.26 per share for full year 2021, an increase of 32.2% per share compared to full year 2020.
•Reported an increase in same store NOI of 19.8% for full year 2021 compared to full year 2020, driven by a 15.1% increase in same store total revenues partially offset by an increase of 4.0% in same store property operating expenses.
•Acquired 229 wholly-owned self storage properties for approximately $2.2 billion during full year 2021. Consideration for these acquisitions included the issuance of $195.1 million of OP equity.
Highlights Subsequent to Quarter-End
•One of the Company's largest participating regional operators ("PROs"), Kevin Howard Real Estate, Inc., d/b/a Northwest Self Storage and its controlled affiliates ("Northwest"), retired effective January 1, 2022. As a result of the retirement, on January 1, 2022, management of the Company's properties in the Northwest managed portfolio was transferred to NSA and the Northwest brand name and related intellectual property were internalized by the Company. In addition, NSA will no longer pay supervisory and administrative fees or reimbursements to Northwest and on January 1, 2022, issued a notice of non-voluntary conversion to cause all subordinated performance units related to Northwest's managed portfolio to convert into OP units. As part of the internalization, most of Northwest's employees were offered and provided employment by the Company to continue managing Northwest's portfolio of properties as members of NSA's existing property management platform.
•Issued the previously announced $125.0 million of 2.96% senior unsecured notes due November 30, 2033 in a private placement to certain institutional investors.
Tamara Fischer, President and Chief Executive Officer, commented, "2021 was truly a record setting year for NSA on multiple fronts. We invested nearly $2.2 billion in 229 self storage properties located in 37 states and eclipsed the 1,000 store milestone. Our property operating results exceeded our already lofty expectations and we achieved same store NOI growth of 20% year over year. Our significant acquisition volume combined with outstanding property operating results allowed us to deliver growth in Core FFO per share of 39% for the fourth quarter and 32% for full year 2021, representing the largest increases in Core FFO per share growth since NSA went public in 2015."

Ms. Fischer continued, "We are carrying this positive momentum forward into 2022 with the retirement and internalization of one of our largest PROs, Northwest Self Storage. This is the second PRO to be internalized by the Company and further demonstrates the competitive advantage of our unique PRO structure to build scale and deliver value for all of our stakeholders over the long term."

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Growth	2021	2020	Growth
Net income	$42,895	$24,517	75.0%	$146,935	$79,478	84.9%

Funds From Operations ("FFO")(1)	$77,917	$46,184	68.7%	$255,393	$166,911	53.0%
Add back acquisition costs	1,019	743	37.1%	1,941	2,424	(19.9)%
Core FFO(1)	$78,936	$46,927	68.2%	$257,334	$169,335	52.0%

Earnings (loss) per share - basic	$0.25	$0.21	19.0%	$1.13	$0.53	113.2%
Earnings (loss) per share - diluted	$0.25	$0.18	38.9%	$0.98	$0.53	84.9%

FFO per share and unit(1)	$0.63	$0.46	37.0%	$2.24	$1.69	32.5%
Core FFO per share and unit(1)	$0.64	$0.46	39.1%	$2.26	$1.71	32.2%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Net income increased $18.4 million for the fourth quarter of 2021 and $67.5 million for the year ended December 31, 2021 ("year-to-date") as compared to the same periods in 2020. These increases resulted primarily from additional NOI generated from the 229 self storage properties acquired during the year ended December 31, 2021, same store NOI growth and increases in equity in earnings from the Company's unconsolidated real estate ventures, partially offset by increases in depreciation and amortization, interest expense and general and administrative expenses.
The increases in FFO and Core FFO for the fourth quarter of 2021 and year-to-date were primarily the result of incremental NOI from properties acquired during the year ended December 31, 2021 and same store NOI growth, partially offset by increases in subordinated performance unit distributions.

Same Store Operating Results (560 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Growth	2021	2020	Growth
Total revenues	$116,561	$99,264	17.4%	$439,332	$381,605	15.1%
Property operating expenses	29,895	28,071	6.5%	117,672	113,165	4.0%
Net Operating Income (NOI)	$86,666	$71,193	21.7%	$321,660	$268,440	19.8%
NOI Margin	74.4%	71.7%	2.7%	73.2%	70.3%	2.9%

Average Occupancy	95.5%	91.9%	3.6%	94.9%	89.3%	5.6%
Average Annualized Rental Revenue Per Occupied Square Foot	$13.87	$12.28	12.9%	$13.15	$12.14	8.3%

Year-over-year same store total revenues increased 17.4% for the fourth quarter of 2021 and 15.1% year-to-date as compared to the same periods in 2020. The increase for the fourth quarter of 2021 was driven primarily by a 360 basis point increase in average occupancy and a 12.9% increase in average annualized rental revenue per occupied square foot. The year-to-date increase was driven primarily by a 560 basis point increase in average occupancy and an 8.3% increase in average annualized rental revenue per occupied square foot. Markets which generated above portfolio average same store total revenue growth for the fourth quarter of 2021 include: Riverside-San Bernardino, Atlanta and Sarasota. Markets which generated below portfolio average same store total revenue growth for the fourth quarter of 2021 include: Oklahoma City, Dallas and Los Angeles. Markets which generated above portfolio average same store total revenue growth for the year ended December 31, 2021 include: Portland, Phoenix and Sarasota. Markets which generated below portfolio average same store total revenue growth for the year ended December 31, 2021 include: Oklahoma City, Dallas and Los Angeles.
Year-over-year same store property operating expenses increased 6.5% for the fourth quarter of 2021 and 4.0% year-to-date as compared to the same periods in 2020. The increases primarily resulted from increases in personnel expense, utilities and repairs and maintenance expense offset by decreases in marketing expense.
Investment Activity
During the fourth quarter, NSA invested over $1.1 billion in the acquisition of 110 self storage properties consisting of approximately 7.7 million rentable square feet configured in approximately 59,300 storage units. Total consideration for these acquisitions included approximately $1.0 billion of net cash, the issuance of approximately $111.2 million of OP units, $5.6 million of subordinated performance units, $0.2 million of 6.000% Series A-1 cumulative redeemable preferred units and the assumption of approximately $5.3 million of other liabilities.
For full year 2021, NSA invested approximately $2.2 billion to acquire 229 self storage properties consisting of approximately 16.0 million rentable square feet configured in approximately 120,000 storage units. Total consideration for these acquisitions included approximately $2.0 billion of net cash, the issuance of approximately $154.0 million of OP units, $40.9 million of subordinated performance units, $0.2 million of 6.000% Series A-1 cumulative redeemable preferred units and the assumption of approximately $14.2 million of other liabilities.
Balance Sheet
During the fourth quarter, the Company received approximately $137.6 million of net proceeds from the sale of 2,212,000 common shares under the Company's ATM program. For full year 2021, the Company received approximately $306.4 million of net proceeds from the sale of 6,026,726 common shares under the Company's ATM program. The Company used the net proceeds for self storage property acquisitions and to repay borrowings outstanding under its Revolver. As of February 21, 2022, the Company has approximately $169.1 million of capacity remaining under its ATM program.

On November 9, 2021, the Company's operating partnership entered into an agreement to issue $450.0 million of senior unsecured notes, comprised of $75.0 million of 2.72% senior unsecured notes due November 30, 2030 (the "November 2030 Notes"), $175.0 million of 2.81% senior unsecured notes due November 30, 2031 (the "November 2031 Notes"), $125.0 million of 2.96% senior unsecured notes due November 30, 2033 (the "November 2033 Notes") and $75.0 million of 3.06% senior unsecured notes due November 30, 2036 (the "2036 Notes"). On December 14, 2021, the operating partnership issued the November 2030 Notes, November 2031 Notes and the 2036 Notes. On January 28, 2022, the operating partnership issued the November 2033 Notes. The Company used the proceeds for acquisitions, to repay outstanding amounts on its Revolver and for general corporate purposes.
On December 17, 2021, the Company increased the borrowing commitment under the Revolver by $150.0 million to $650.0 million, of which $154.3 million was available at December 31, 2021. As a result of this expansion of Revolver capacity, NSA has total borrowing capacity of $1.55 billion under its credit facility.
Common Share Dividends
On November 18, 2021, NSA's Board of Trustees declared a quarterly cash dividend of $0.45 per common share, representing a 28.6% increase from the fourth quarter 2020. The fourth quarter 2021 dividend was paid on December 30, 2021 to shareholders of record as of December 15, 2021.
For full year 2021, NSA's Board of Trustees declared cash dividends of $1.59 per common share, representing a 17.8% increase from 2020.
2022 Guidance
The following table outlines NSA's FFO guidance estimates and related assumptions for the year ended December 31, 2022:

	Ranges for Full Year 2022		Actual Results for Full Year 2021
	Low	High
Core FFO per share(1)	$2.68	$2.74	$2.26

Same store operations(2)
Total revenue growth	8.0%	9.5%	15.1%
Property operating expenses growth	5.25%	6.5%	4.0%
NOI growth	9.0%	11.0%	19.8%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$51.0	$53.0	$45.5
Equity-based compensation, in millions	$6.5	$7.0	$5.5

Management fees and other revenue, in millions	$26.0	$28.0	$24.4
Core FFO from unconsolidated real estate ventures, in millions	$22.0	$23.0	$20.7

Subordinated performance unit distributions, in millions	$52.0	$55.0	$49.8

Acquisitions of self storage properties, in millions	$400.0	$600.0	$2,175.0

	Ranges for Full Year 2022
	Low	High
Earnings (loss) per share - diluted	$1.12	$1.22
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.19	0.07
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.76	1.86
FFO attributable to subordinated unitholders	(0.40)	(0.43)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.02
Core FFO per share and unit	$2.68	$2.74

(1) The table above provides a reconciliation of the range of estimated earnings (loss) per share - diluted to estimated Core FFO per share and unit.
(2) 2022 guidance reflects NSA's 2022 same store pool comprising 631 stores. 2021 actual results reflect NSA's 2021 same store pool comprising 560 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 22, 2022.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Tuesday, February 22, 2022 to discuss its fourth quarter 2021 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Tuesday, February 22, 2022, 1:00pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014

Replay:
Domestic (Toll Free US & Canada): 877.660.6853
International: 201.612.7415
Conference ID: 13692161
A replay of the call will be available for one week through Tuesday, March 1, 2022. A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Citi's 2022 Global Property CEO Conference on March 6 - 9, 2022 in Hollywood, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2021, the Company held ownership interests in and operated 1,050 self storage properties located in 42 states and Puerto Rico with approximately 67.8 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 2000 Index of Companies and the S&P MidCap 400 Index.
NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; negative impacts from the COVID-19 pandemic on the economy, the self storage industry, the broader financial markets, the Company's financial condition, results of operations and cash flows and the ability of the Company's tenants to pay rent; and the Company's guidance estimates for the year ended December 31, 2022. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUE
Rental revenue	$161,690	$104,266	$541,547	$394,660
Other property-related revenue	5,643	3,852	19,750	14,524
Management fees and other revenue	6,257	5,991	24,374	23,038
Total revenue	173,590	114,109	585,671	432,222
OPERATING EXPENSES
Property operating expenses	44,542	31,091	155,265	123,486
General and administrative expenses	14,301	11,399	51,001	43,640
Depreciation and amortization	50,854	29,827	158,312	117,174
Other	1,152	(522)	2,853	808
Total operating expenses	110,849	71,795	367,431	285,108
OTHER (EXPENSE) INCOME
Interest expense	(19,787)	(16,192)	(72,062)	(62,595)
Equity in earnings of unconsolidated real estate ventures	1,679	516	5,294	265
Acquisition costs	(1,019)	(743)	(1,941)	(2,424)
Non-operating expense	(344)	(582)	(906)	(1,211)
Other expense	(19,471)	(17,001)	(69,615)	(65,965)
Income before income taxes	43,270	25,313	148,625	81,149
Income tax expense	(375)	(796)	(1,690)	(1,671)
Net income	42,895	24,517	146,935	79,478
Net income attributable to noncontrolling interests	(17,422)	(6,465)	(41,682)	(30,869)
Net income attributable to National Storage Affiliates Trust	25,473	18,052	105,253	48,609
Distributions to preferred shareholders	(3,277)	(3,275)	(13,104)	(13,097)
Net income attributable to common shareholders	$22,196	$14,777	$92,149	$35,512

Earnings (loss) per share - basic	$0.25	$0.21	$1.13	$0.53
Earnings (loss) per share - diluted	$0.25	$0.18	$0.98	$0.53

Weighted average shares outstanding - basic	89,763	69,240	81,195	66,547
Weighted average shares outstanding - diluted	89,763	117,090	134,538	66,607

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2021	2020
ASSETS
Real estate
Self storage properties	$5,798,188	$3,639,192
Less accumulated depreciation	(578,717)	(443,623)
Self storage properties, net	5,219,471	3,195,569
Cash and cash equivalents	25,013	18,723
Restricted cash	2,862	2,978
Debt issuance costs, net	2,433	2,496
Investment in unconsolidated real estate ventures	188,187	202,533
Other assets, net	102,417	68,149
Operating lease right-of-use assets	22,211	23,129
Total assets	$5,562,594	$3,513,577
LIABILITIES AND EQUITY
Liabilities
Debt financing	$2,940,931	$1,916,971
Accounts payable and accrued liabilities	59,262	47,043
Interest rate swap liabilities	33,757	77,918
Operating lease liabilities	23,981	24,756
Deferred revenue	22,208	16,414
Total liabilities	3,080,139	2,083,102
Equity
Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 8,736,719 and 8,732,719 issued and outstanding at December 31, 2021 and December 31, 2020, respectively, at liquidation preference	218,418	218,318
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 91,198,929 and 71,293,117 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	912	713
Additional paid-in capital	1,866,773	1,050,714
Distributions in excess of earnings	(291,263)	(251,704)
Accumulated other comprehensive loss	(19,611)	(49,084)
Total shareholders' equity	1,775,229	968,957
Noncontrolling interests	707,226	461,518
Total equity	2,482,455	1,430,475
Total liabilities and equity	$5,562,594	$3,513,577

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$42,895	$24,517	$146,935	$79,478
Add (subtract):
Real estate depreciation and amortization	50,526	29,474	156,930	115,757
Company's share of unconsolidated real estate venture real estate depreciation and amortization	3,845	3,869	15,408	15,297
Mark-to-market changes in value on equity securities	—	—	—	142
Distributions to preferred shareholders and unitholders	(3,519)	(3,514)	(14,070)	(14,055)
FFO attributable to subordinated performance unitholders(1)	(15,830)	(8,162)	(49,810)	(29,708)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	77,917	46,184	255,393	166,911
Add:
Acquisition costs	1,019	743	1,941	2,424
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$78,936	$46,927	$257,334	$169,335

Weighted average shares and units outstanding - FFO and Core FFO:(2)
Weighted average shares outstanding - basic	89,763	69,240	81,195	66,547
Weighted average restricted common shares outstanding	34	31	33	30
Weighted average effect of forward offering agreement(3)	—	240	100	60
Weighted average OP units outstanding	30,681	29,471	30,127	29,863
Weighted average DownREIT OP unit equivalents outstanding	1,925	1,925	1,925	1,906
Weighted average LTIP units outstanding	523	507	542	543
Total weighted average shares and units outstanding - FFO and Core FFO	122,926	101,414	113,922	98,949

FFO per share and unit	$0.63	$0.46	$2.24	$1.69
Core FFO per share and unit	$0.64	$0.46	$2.26	$1.71

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

(3) Represents the dilutive effect of the forward offering from the application of the treasury stock method.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings (Loss) Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Earnings (loss) per share - diluted	$0.25	$0.18	$0.98	$0.53
Impact of the difference in weighted average number of shares(4)	(0.07)	0.03	0.18	(0.16)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	0.14	—	—	0.30
Add real estate depreciation and amortization	0.41	0.29	1.38	1.17
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.04	0.14	0.15
FFO attributable to subordinated performance unitholders	(0.13)	(0.08)	(0.44)	(0.30)
FFO per share and unit	0.63	0.46	2.24	1.69
Add acquisition costs	0.01	—	0.02	0.02
Core FFO per share and unit	$0.64	$0.46	$2.26	$1.71

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$42,895	$24,517	$146,935	$79,478
(Subtract) add:
Management fees and other revenue	(6,257)	(5,991)	(24,374)	(23,038)
General and administrative expenses	14,301	11,399	51,001	43,640
Other	1,152	(522)	2,853	808
Depreciation and amortization	50,854	29,827	158,312	117,174
Interest expense	19,787	16,192	72,062	62,595
Equity in earnings of unconsolidated real estate ventures	(1,679)	(516)	(5,294)	(265)
Acquisition costs	1,019	743	1,941	2,424
Income tax expense	375	796	1,690	1,671
Non-operating expense	344	582	906	1,211
Net Operating Income	$122,791	$77,027	$406,032	$285,698

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$42,895	$24,517	$146,935	$79,478
Add:
Depreciation and amortization	50,854	29,827	158,312	117,174
Company's share of unconsolidated real estate venture depreciation and amortization	3,845	3,869	15,408	15,297
Interest expense	19,787	16,192	72,062	62,595
Income tax expense	375	796	1,690	1,671
EBITDA	117,756	75,201	394,407	276,215
Add (subtract):
Acquisition costs	1,019	743	1,941	2,424
Equity-based compensation expense	1,374	1,170	5,462	4,278
Adjusted EBITDA	$120,149	$77,114	$401,810	$282,917

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2021
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	194	88,530	12,435,375	91.4%	Texas	198	90,855	12,712,639	91.5%
California	86	51,256	6,479,103	96.7%	California	98	57,905	7,258,737	96.5%
Oregon	70	28,782	3,596,730	90.4%	Florida	84	49,742	5,488,589	94.7%
Georgia	60	27,072	3,679,216	94.9%	Georgia	71	33,204	4,551,299	95.0%
Florida	57	34,660	3,775,898	94.3%	Oregon	70	28,782	3,596,730	90.4%
North Carolina	41	19,765	2,485,012	96.0%	North Carolina	41	19,765	2,485,012	96.0%
Arizona	33	17,899	2,062,371	94.3%	Oklahoma	39	17,604	2,448,262	94.7%
Oklahoma	33	15,284	2,141,647	94.7%	Arizona	35	18,900	2,172,501	94.5%
Louisiana	31	13,797	1,715,227	92.0%	Louisiana	31	13,797	1,715,227	92.0%
Kansas	23	8,597	1,187,718	90.3%	Alabama	28	12,816	1,897,682	85.9%
Indiana	21	10,988	1,440,340	93.8%	Ohio	27	14,882	1,853,584	91.0%
Colorado	20	8,820	1,092,199	89.8%	Michigan	24	15,606	1,979,323	92.6%
Washington	19	6,643	872,745	88.7%	Kansas	23	8,597	1,187,718	90.3%
Pennsylvania	17	7,397	912,872	93.0%	Tennessee	22	11,696	1,532,468	92.4%
New Hampshire	15	7,113	886,686	94.2%	Indiana	21	10,988	1,440,340	93.8%
Puerto Rico	14	12,391	1,338,160	95.7%	New Jersey	20	13,262	1,580,130	88.9%
Alabama	14	7,295	1,071,525	79.2%	Colorado	20	8,820	1,092,199	89.8%
Nevada	14	7,037	886,873	94.2%	Pennsylvania	20	9,031	1,073,642	93.0%
Tennessee	13	6,144	825,720	91.7%	Washington	19	6,643	872,745	88.7%
Ohio	13	5,504	729,087	90.5%	Nevada	18	8,654	1,139,336	93.5%
Missouri	11	4,937	628,849	87.2%	Massachusetts	15	10,890	1,195,268	87.2%
Illinois	10	6,190	697,652	90.6%	New Hampshire	15	7,113	886,686	94.2%
Other(1)	64	32,622	4,177,699	88.9%	Puerto Rico	14	12,391	1,338,160	95.7%
Total	873	428,723	55,118,704	92.6%	Illinois	14	8,740	1,002,914	91.6%
					Missouri	11	4,937	628,849	87.2%
					Minnesota	11	5,575	712,345	86.3%
					Other(2)	61	31,355	3,985,182	90.3%
					Total	1,050	532,550	67,827,567	92.6%

(1) Other states in NSA's owned portfolio as of December 31, 2021 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New Mexico, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of December 31, 2021 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New Mexico, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2021 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of OP Equity	Other Liabilities	Total

March 31, 2021	23	11,313	1,510,111	$141,928	$22,897	$1,138	$165,963
June 30, 2021	20	13,736	1,702,137	243,580	24,102	1,711	269,393
September 30, 2021	76	35,644	5,090,569	562,105	31,074	6,098	599,277
December 31, 2021	110	59,282	7,702,461	1,018,082	117,026	5,285	1,140,393
Total Acquisitions(3)	229	119,975	16,005,278	$1,965,695	$195,099	$14,232	$2,175,026

(3) NSA acquired self storage properties located in Alabama (13), Arkansas (3), Arizona (1), California (3), Colorado (4), Connecticut (1), Florida (8), Georgia (14), Illinois (6), Indiana (5), Iowa (3), Kansas (5), Kentucky (4), Louisiana (5), Maryland (3), Massachusetts (3), Minnesota (2), Mississippi (1), Missouri (1), Montana (1), North Carolina (7), New Hampshire (4), New Jersey (1), New Mexico (1), Nevada (1), Ohio (5), Oregon (7), Pennsylvania (9), Puerto Rico (8), South Carolina (1), Tennessee (12), Texas (79), Utah (1), Virginia (2), Washington (3), Wisconsin (1) and Wyoming (1).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB Rated
As of December 31, 2021									(with Positive Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2022	2023	2024	2025	2026	2027	2028	Thereafter	Total
Credit Facility:
Revolving line of credit	1.35%	Variable(2)	January 2024	$—	$—	$490,000	$—	$—	$—	$—	$—	$490,000
Term loan - Tranche A	3.69%	Swapped To Fixed	January 2023	—	125,000	—	—	—	—	—	—	125,000
Term loan - Tranche B	2.86%	Swapped To Fixed	July 2024	—	—	250,000	—	—	—	—	—	250,000
Term loan - Tranche C	2.86%	Swapped To Fixed	January 2025	—	—	—	225,000	—	—	—	—	225,000
Term loan - Tranche D	3.07%	Swapped To Fixed	July 2026	—	—	—	—	175,000	—	—	—	175,000
Term loan - Tranche E	1.25%	Variable	March 2027	—	—	—	—	—	125,000	—	—	125,000
Term loan facility - 2023	2.83%	Swapped To Fixed	June 2023	—	175,000	—	—	—	—	—	—	175,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	—	75,000	—	75,000
Term loan facility - 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	—	100,000	100,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	—	35,000	—	—	—	35,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	—	100,000	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.82%	Fixed	April 2023 - October 2031	—	77,233	20,109	—	—	84,900	88,000	33,702	303,944
Total Principal/Weighted Average	2.85%		5.3 years	$—	$377,233	$760,109	$225,000	$210,000	$209,900	$163,000	$1,003,702	$2,948,944
Unamortized debt issuance costs and debt premium, net												(8,013)
Total Debt												$2,940,931

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) For the $650 million revolving line of credit, the effective interest rate is calculated based on one month LIBOR plus an applicable margin of 1.25% and excludes fees which range from 0.15% to 0.20% for unused borrowings.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2021
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.1x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	4.1x
Total Leverage Ratio	< 60.0%	40.2%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	8,736,719
6.000% Series A-1 cumulative redeemable preferred units	640,047

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	91,168,270	91,168,270
Restricted common shares	30,659	30,659
Total shares outstanding	91,198,929	91,198,929
Operating partnership units	31,893,105	31,893,105
DownREIT operating partnership unit equivalents	1,924,918	1,924,918
Total operating partnership units	33,818,023	33,818,023
Long-term incentive plan units(3)	522,553	522,553
Total shares and Class A equivalents outstanding	125,539,505	125,539,505
Subordinated performance units(4)	9,754,482	15,704,716
DownREIT subordinated performance unit equivalents(4)	4,337,111	6,982,749
Total subordinated partnership units	14,091,593	22,687,465
Total common shares and units outstanding	139,631,098	148,226,970

(3) Balances exclude 252,894 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs or the completion of expansion projects.

(4) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.61 OP units based on historical financial information for the trailing twelve months ended December 31, 2021. As described in the press release dated February 22, 2022, one of the Company's PROs, Northwest, retired as a PRO effective as of January 1, 2022. In connection with the retirement, 2,078,357 Series NW subordinated performance units related to Northwest's managed portfolio were converted into 3,911,260 OP units effective as of January 1, 2022. Excluding the 2,078,357 Series NW subordinated performance units that were converted into OP units on January 1, 2022, the remaining subordinated performance units outstanding as of December 31, 2021 would on average convert on a hypothetical basis into an estimated 1.56 OP units based on historical financial information for the trailing twelve months ended December 31, 2021. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	December 31, 2021	December 31, 2020
ASSETS
Self storage properties, net	$1,741,538	$1,799,522
Other assets	23,562	24,397
Total assets	$1,765,100	$1,823,919
LIABILITIES AND EQUITY
Debt financing	$1,001,378	$1,000,464
Other liabilities	19,493	21,612
Equity	744,229	801,843
Total liabilities and equity	$1,765,100	$1,823,919

Combined Operating Information

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$48,846	$12,212	$187,861	$46,965
Property operating expenses	13,048	3,262	50,829	12,707
Net operating income	35,798	8,950	137,032	34,258
Supervisory, administrative and other expenses	(3,182)	(796)	(12,288)	(3,072)
Depreciation and amortization	(15,378)	(3,845)	(61,628)	(15,407)
Interest expense	(10,418)	(2,605)	(41,658)	(10,415)
Acquisition and other expenses	(162)	(41)	(511)	(128)
Net income	$6,658	$1,663	$20,947	$5,236
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		16		58
Company's share of unconsolidated real estate venture real estate depreciation and amortization		3,845		15,407
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$5,524		$20,701

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2021 compared to Three Months Ended December 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth
California	81	$23,546	$20,205	16.5%	$5,496	$5,267	4.3%	$18,050	$14,938	20.8%	76.7%	73.9%	2.8%
Texas	69	11,699	9,911	18.0%	3,497	3,440	1.7%	8,202	6,471	26.8%	70.1%	65.3%	4.8%
Oregon	61	12,544	10,627	18.0%	2,891	2,580	12.1%	9,653	8,047	20.0%	77.0%	75.7%	1.3%
Florida	45	12,492	10,381	20.3%	3,149	3,081	2.2%	9,343	7,300	28.0%	74.8%	70.3%	4.5%
Georgia	44	7,411	6,130	20.9%	1,927	1,781	8.2%	5,484	4,349	26.1%	74.0%	70.9%	3.1%
North Carolina	33	5,957	5,140	15.9%	1,432	1,352	5.9%	4,525	3,788	19.5%	76.0%	73.7%	2.3%
Arizona	31	7,142	6,025	18.5%	1,737	1,612	7.8%	5,405	4,413	22.5%	75.7%	73.2%	2.5%
Oklahoma	30	4,362	3,849	13.3%	1,153	1,047	10.1%	3,209	2,802	14.5%	73.6%	72.8%	0.8%
Louisiana	26	4,429	3,743	18.3%	1,328	1,163	14.2%	3,101	2,580	20.2%	70.0%	68.9%	1.1%
Indiana	16	3,070	2,632	16.6%	816	793	2.9%	2,254	1,839	22.6%	73.4%	69.9%	3.5%
Kansas	16	2,502	2,264	10.5%	759	729	4.1%	1,743	1,535	13.6%	69.7%	67.8%	1.9%
Washington	14	2,222	1,906	16.6%	562	506	11.1%	1,660	1,400	18.6%	74.7%	73.5%	1.2%
Nevada	13	2,922	2,456	19.0%	669	669	—	2,253	1,787	26.1%	77.1%	72.8%	4.3%
Colorado	11	1,979	1,779	11.2%	615	566	8.7%	1,364	1,213	12.4%	68.9%	68.2%	0.7%
New Hampshire	10	2,082	1,830	13.8%	588	547	7.5%	1,494	1,283	16.4%	71.8%	70.1%	1.7%
Other(1)	60	12,202	10,386	17.5%	3,276	2,938	11.5%	8,926	7,448	19.8%	73.2%	71.7%	1.5%
Total/Weighted Average	560	$116,561	$99,264	17.4%	$29,895	$28,071	6.5%	$86,666	$71,193	21.7%	74.4%	71.7%	2.7%

2020 Same Store Pool(2)	496	$103,191	$88,149	17.1%	$26,359	$24,632	7.0%	$76,832	$63,517	21.0%	74.5%	72.1%	2.4%

2019 Same Store Pool(3)	434	$90,105	$76,857	17.2%	$22,941	$21,571	6.4%	$67,164	$55,286	21.5%	74.5%	71.9%	2.6%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2021 compared to Three Months Ended December 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth
California	48,410	6,094,948	96.8%	95.6%	1.2%	97.3%	95.4%	1.9%	$15.22	$13.31	14.4%
Texas	28,435	4,073,898	94.7%	90.3%	4.4%	95.1%	90.6%	4.5%	11.69	10.42	12.2%
Oregon	24,497	3,105,270	91.9%	88.7%	3.2%	92.9%	90.0%	2.9%	17.02	14.89	14.3%
Florida	26,782	2,955,378	95.1%	92.1%	3.0%	95.8%	91.6%	4.2%	17.01	14.85	14.5%
Georgia	18,996	2,543,120	96.9%	91.3%	5.6%	97.6%	90.9%	6.7%	11.59	10.25	13.1%
North Carolina	15,352	1,885,404	97.1%	93.8%	3.3%	97.6%	94.1%	3.5%	12.52	11.17	12.1%
Arizona	16,929	1,928,325	94.3%	91.2%	3.1%	95.1%	91.5%	3.6%	15.14	13.26	14.2%
Oklahoma	13,761	1,898,662	94.8%	92.1%	2.7%	95.4%	92.2%	3.2%	9.38	8.55	9.7%
Louisiana	12,322	1,535,782	93.6%	85.5%	8.1%	94.1%	85.7%	8.4%	11.95	11.08	7.9%
Indiana	8,742	1,133,893	95.5%	93.6%	1.9%	96.3%	94.3%	2.0%	10.98	9.60	14.4%
Kansas	5,675	752,368	93.1%	89.3%	3.8%	94.3%	90.1%	4.2%	13.36	12.40	7.7%
Washington	4,494	578,723	91.9%	88.0%	3.9%	92.1%	88.9%	3.2%	16.36	14.54	12.5%
Nevada	6,732	842,867	94.4%	93.5%	0.9%	95.2%	93.2%	2.0%	13.93	11.83	17.8%
Colorado	5,036	613,971	91.4%	90.7%	0.7%	92.1%	91.9%	0.2%	13.71	12.34	11.1%
New Hampshire	4,452	542,116	95.0%	93.5%	1.5%	95.0%	94.9%	0.1%	15.72	13.77	14.2%
Other(1)	28,372	3,527,780	92.9%	90.7%	2.2%	94.7%	90.9%	3.8%	13.98	12.56	11.3%
Total/Weighted Average	268,987	34,012,505	94.8%	91.7%	3.1%	95.5%	91.9%	3.6%	$13.87	$12.28	12.9%

2020 Same Store Pool(2)	238,730	30,117,614	95.0%	91.9%	3.1%	95.6%	92.1%	3.5%	$13.85	$12.27	12.9%

2019 Same Store Pool(3)	208,574	26,687,631	95.1%	92.0%	3.1%	95.7%	92.3%	3.4%	$13.64	$12.06	13.1%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
State	Stores	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
California	81	$88,834	$77,714	14.3%	$21,698	$21,147	2.6%	$67,136	$56,567	18.7%	75.6%	72.8%	2.8%
Texas	69	43,985	38,344	14.7%	14,193	13,654	3.9%	29,792	24,690	20.7%	67.7%	64.4%	3.3%
Oregon	61	47,743	39,909	19.6%	10,760	10,385	3.6%	36,983	29,524	25.3%	77.5%	74.0%	3.5%
Florida	45	46,419	39,476	17.6%	12,387	12,024	3.0%	34,032	27,452	24.0%	73.3%	69.5%	3.8%
Georgia	44	27,557	24,174	14.0%	7,847	7,449	5.3%	19,710	16,725	17.8%	71.5%	69.2%	2.3%
North Carolina	33	22,574	20,103	12.3%	5,811	5,603	3.7%	16,763	14,500	15.6%	74.3%	72.1%	2.2%
Arizona	31	26,768	22,854	17.1%	6,750	6,474	4.3%	20,018	16,380	22.2%	74.8%	71.7%	3.1%
Oklahoma	30	16,735	15,093	10.9%	4,630	4,483	3.3%	12,105	10,610	14.1%	72.3%	70.3%	2.0%
Louisiana	26	16,424	14,629	12.3%	5,070	4,727	7.3%	11,354	9,902	14.7%	69.1%	67.7%	1.4%
Indiana	16	11,690	10,315	13.3%	3,308	3,232	2.4%	8,382	7,083	18.3%	71.7%	68.7%	3.0%
Kansas	16	9,672	8,830	9.5%	3,237	3,084	5.0%	6,435	5,746	12.0%	66.5%	65.1%	1.4%
Washington	14	8,359	7,288	14.7%	2,149	2,103	2.2%	6,210	5,185	19.8%	74.3%	71.1%	3.2%
Nevada	13	10,996	9,354	17.6%	2,574	2,567	0.3%	8,422	6,787	24.1%	76.6%	72.6%	4.0%
Colorado	11	7,709	6,969	10.6%	2,433	2,263	7.5%	5,276	4,706	12.1%	68.4%	67.5%	0.9%
New Hampshire	10	7,883	6,826	15.5%	2,244	2,142	4.8%	5,639	4,684	20.4%	71.5%	68.6%	2.9%
Other(1)	60	45,984	39,727	15.7%	12,581	11,828	6.4%	33,403	27,899	19.7%	72.6%	70.2%	2.4%
Total/Weighted Average	560	$439,332	$381,605	15.1%	$117,672	$113,165	4.0%	$321,660	$268,440	19.8%	73.2%	70.3%	2.9%

2020 Same Store Pool(2)	496	$389,510	$339,545	14.7%	$103,800	$99,950	3.9%	$285,710	$239,595	19.2%	73.4%	70.6%	2.8%

2019 Same Store Pool(3)	434	$340,132	$296,270	14.8%	$90,647	$87,346	3.8%	$249,485	$208,924	19.4%	73.3%	70.5%	2.8%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By State
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2021 compared to Year Ended December 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
State	Units		YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
California	48,410	6,094,948	96.8%	95.6%	1.2%	97.2%	91.8%	5.4%	$14.37	$13.30	8.0%
Texas	28,435	4,073,898	94.7%	90.3%	4.4%	94.4%	88.6%	5.8%	11.08	10.31	7.5%
Oregon	24,497	3,105,270	91.9%	88.7%	3.2%	92.5%	85.5%	7.0%	16.26	14.70	10.6%
Florida	26,782	2,955,378	95.1%	92.1%	3.0%	95.0%	88.5%	6.5%	15.92	14.65	8.7%
Georgia	18,996	2,543,120	96.9%	91.3%	5.6%	95.7%	88.9%	6.8%	10.95	10.35	5.8%
North Carolina	15,352	1,885,404	97.1%	93.8%	3.3%	96.9%	92.4%	4.5%	11.91	11.10	7.3%
Arizona	16,929	1,928,325	94.3%	91.2%	3.1%	94.5%	89.3%	5.2%	14.27	12.90	10.6%
Oklahoma	13,761	1,898,662	94.8%	92.1%	2.7%	94.9%	90.4%	4.5%	9.03	8.51	6.1%
Louisiana	12,322	1,535,782	93.6%	85.5%	8.1%	90.8%	84.8%	6.0%	11.47	10.96	4.7%
Indiana	8,742	1,133,893	95.5%	93.6%	1.9%	95.9%	92.0%	3.9%	10.48	9.62	8.9%
Kansas	5,675	752,368	93.1%	89.3%	3.8%	93.7%	89.9%	3.8%	12.89	12.08	6.7%
Washington	4,494	578,723	91.9%	88.0%	3.9%	90.8%	84.3%	6.5%	15.58	14.67	6.2%
Nevada	6,732	842,867	94.4%	93.5%	0.9%	95.5%	91.7%	3.8%	13.00	11.48	13.2%
Colorado	5,036	613,971	91.4%	90.7%	0.7%	93.8%	89.1%	4.7%	13.10	12.44	5.3%
New Hampshire	4,452	542,116	95.0%	93.5%	1.5%	95.1%	92.8%	2.3%	14.86	13.22	12.4%
Other(1)	28,372	3,527,780	92.9%	90.7%	2.2%	94.2%	88.9%	5.3%	13.33	12.29	8.5%
Total/Weighted Average	268,987	34,012,505	94.8%	91.7%	3.1%	94.9%	89.3%	5.6%	$13.15	$12.14	8.3%

2020 Same Store Pool(2)	238,730	30,117,614	95.0%	91.9%	3.1%	95.0%	89.6%	5.4%	$13.15	$12.15	8.2%

2019 Same Store Pool(3)	208,574	26,687,631	95.1%	92.0%	3.1%	95.1%	89.7%	5.4%	$12.94	$11.95	8.3%

(1) Other states and territories in NSA's same store portfolio include Alabama, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Mississippi, Missouri, New Jersey, New Mexico, Ohio, Pennsylvania, South Carolina, Virginia and Puerto Rico.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2021 compared to Three Months Ended December 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$9,559	$8,206	16.5%	$2,195	$2,003	9.6%	$7,364	$6,203	18.7%	77.0%	75.6%	1.4%
Riverside-San Bernardino-Ontario, CA	46	11,867	10,039	18.2%	2,522	2,379	6.0%	9,345	7,660	22.0%	78.7%	76.3%	2.4%
Atlanta-Sandy Springs-Roswell, GA	30	5,375	4,393	22.4%	1,405	1,265	11.1%	3,970	3,128	26.9%	73.9%	71.2%	2.7%
Phoenix-Mesa-Scottsdale, AZ	24	5,768	4,903	17.6%	1,406	1,302	8.0%	4,362	3,601	21.1%	75.6%	73.4%	2.2%
Oklahoma City, OK	17	2,456	2,163	13.5%	679	619	9.7%	1,777	1,544	15.1%	72.4%	71.4%	1.0%
Dallas-Fort Worth-Arlington, TX	16	2,285	1,991	14.8%	760	756	0.5%	1,525	1,235	23.5%	66.7%	62.0%	4.7%
Indianapolis-Carmel-Anderson, IN	16	3,070	2,632	16.6%	816	793	2.9%	2,254	1,839	22.6%	73.4%	69.9%	3.5%
Los Angeles-Long Beach-Anaheim, CA	14	5,777	5,070	13.9%	1,415	1,350	4.8%	4,362	3,720	17.3%	75.5%	73.4%	2.1%
North Port-Sarasota-Bradenton, FL	13	4,086	3,279	24.6%	973	954	2.0%	3,113	2,325	33.9%	76.2%	70.9%	5.3%
New Orleans-Metairie, LA	13	2,498	2,061	21.2%	724	622	16.4%	1,774	1,439	23.3%	71.0%	69.8%	1.2%
Tulsa, OK	13	1,906	1,686	13.0%	475	427	11.2%	1,431	1,259	13.7%	75.1%	74.7%	0.4%
Las Vegas-Henderson-Paradise, NV	12	2,793	2,334	19.7%	634	635	(0.2)%	2,159	1,699	27.1%	77.3%	72.8%	4.5%
Houston-The Woodlands-Sugar Land, TX	11	2,071	1,784	16.1%	672	776	(13.4)%	1,399	1,008	38.8%	67.6%	56.5%	11.1%
Kansas City, MO-KS	11	1,887	1,705	10.7%	691	575	20.2%	1,196	1,130	5.8%	63.4%	66.3%	(2.9)%
Other MSAs	277	55,163	47,018	17.3%	14,528	13,615	6.7%	40,635	33,403	21.7%	73.7%	71.0%	2.7%
Total/Weighted Average	560	$116,561	$99,264	17.4%	$29,895	$28,071	6.5%	$86,666	$71,193	21.7%	74.4%	71.7%	2.7%

2020 Same Store Pool(2)	496	$103,191	$88,149	17.1%	$26,359	$24,632	7.0%	$76,832	$63,517	21.0%	74.5%	72.1%	2.4%

2019 Same Store Pool(3)	434	$90,105	$76,857	17.2%	$22,941	$21,571	6.4%	$67,164	$55,286	21.5%	74.5%	71.9%	2.6%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2021 compared to Three Months Ended December 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth	4Q 2021	4Q 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,207	2,227,036	91.4%	87.4%	4.0%	92.0%	88.7%	3.3%	$18.30	$16.33	12.1%
Riverside-San Bernardino-Ontario, CA	24,665	3,317,762	97.4%	96.8%	0.6%	98.0%	96.7%	1.3%	13.96	11.96	16.7%
Atlanta-Sandy Springs-Roswell, GA	13,414	1,818,613	97.3%	91.4%	5.9%	97.9%	91.0%	6.9%	11.71	10.25	14.2%
Phoenix-Mesa-Scottsdale, AZ	13,814	1,563,135	94.6%	90.6%	4.0%	95.2%	90.8%	4.4%	15.06	13.37	12.6%
Oklahoma City, OK	7,646	1,084,042	96.8%	93.4%	3.4%	97.1%	93.9%	3.2%	9.10	8.26	10.2%
Dallas-Fort Worth-Arlington, TX	5,773	772,342	92.4%	89.0%	3.4%	92.6%	89.2%	3.4%	12.31	11.24	9.5%
Indianapolis-Carmel-Anderson, IN	8,742	1,133,893	95.5%	93.6%	1.9%	96.3%	94.3%	2.0%	10.98	9.60	14.4%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,400	95.8%	93.8%	2.0%	95.9%	92.6%	3.3%	21.68	19.65	10.3%
North Port-Sarasota-Bradenton, FL	8,514	838,056	95.5%	92.1%	3.4%	96.6%	91.0%	5.6%	19.42	16.48	17.8%
New Orleans-Metairie, LA	6,537	757,748	92.7%	84.3%	8.4%	93.2%	84.3%	8.9%	13.75	12.54	9.6%
Tulsa, OK	6,115	814,620	92.3%	90.4%	1.9%	93.2%	90.0%	3.2%	9.75	8.94	9.1%
Las Vegas-Henderson-Paradise, NV	6,552	804,541	94.2%	93.3%	0.9%	95.1%	93.1%	2.0%	13.94	11.77	18.4%
Houston-The Woodlands-Sugar Land, TX	4,663	740,211	94.6%	90.8%	3.8%	95.1%	91.1%	4.0%	11.24	10.09	11.4%
Kansas City, MO-KS	4,003	540,049	92.9%	89.1%	3.8%	94.4%	90.7%	3.7%	14.00	12.82	9.2%
Other MSAs	130,591	16,537,057	94.6%	91.6%	3.0%	95.5%	91.9%	3.6%	13.51	12.01	12.5%
Total/Weighted Average	268,987	34,012,505	94.8%	91.7%	3.1%	95.5%	91.9%	3.6%	$13.87	$12.28	12.9%

2020 Same Store Pool(2)	238,730	30,117,614	95.0%	91.9%	3.1%	95.6%	92.1%	3.5%	$13.85	$12.27	12.9%

2019 Same Store Pool(3)	208,574	26,687,631	95.1%	92.0%	3.1%	95.7%	92.3%	3.4%	$13.64	$12.06	13.1%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	47	$36,246	$31,109	16.5%	$8,290	$8,080	2.6%	$27,956	$23,029	21.4%	77.1%	74.0%	3.1%
Riverside-San Bernardino-Ontario, CA	46	44,451	38,556	15.3%	9,885	9,558	3.4%	34,566	28,998	19.2%	77.8%	75.2%	2.6%
Atlanta-Sandy Springs-Roswell, GA	30	19,941	17,377	14.8%	5,629	5,258	7.1%	14,312	12,119	18.1%	71.8%	69.7%	2.1%
Phoenix-Mesa-Scottsdale, AZ	24	21,647	18,677	15.9%	5,442	5,248	3.7%	16,205	13,429	20.7%	74.9%	71.9%	3.0%
Oklahoma City, OK	17	9,403	8,405	11.9%	2,706	2,605	3.9%	6,697	5,800	15.5%	71.2%	69.0%	2.2%
Dallas-Fort Worth-Arlington, TX	16	8,698	7,886	10.3%	3,225	3,109	3.7%	5,473	4,777	14.6%	62.9%	60.6%	2.3%
Indianapolis-Carmel-Anderson, IN	16	11,690	10,315	13.3%	3,308	3,232	2.4%	8,382	7,083	18.3%	71.7%	68.7%	3.0%
Los Angeles-Long Beach-Anaheim, CA	14	22,007	19,605	12.3%	5,479	5,411	1.3%	16,528	14,194	16.4%	75.1%	72.4%	2.7%
North Port-Sarasota-Bradenton, FL	13	14,905	12,327	20.9%	3,823	3,679	3.9%	11,082	8,648	28.1%	74.4%	70.2%	4.2%
New Orleans-Metairie, LA	13	9,156	7,931	15.4%	2,612	2,463	6.0%	6,544	5,468	19.7%	71.5%	68.9%	2.6%
Tulsa, OK	13	7,332	6,688	9.6%	1,924	1,877	2.5%	5,408	4,811	12.4%	73.8%	71.9%	1.9%
Las Vegas-Henderson-Paradise, NV	12	10,486	8,907	17.7%	2,438	2,434	0.2%	8,048	6,473	24.3%	76.7%	72.7%	4.0%
Houston-The Woodlands-Sugar Land, TX	11	7,850	6,783	15.7%	2,758	2,687	2.6%	5,092	4,096	24.3%	64.9%	60.4%	4.5%
Kansas City, MO-KS	11	7,321	6,552	11.7%	2,606	2,415	7.9%	4,715	4,137	14.0%	64.4%	63.1%	1.3%
Other MSAs	277	208,199	180,487	15.4%	57,547	55,109	4.4%	150,652	125,378	20.2%	72.4%	69.5%	2.9%
Total/Weighted Average	560	$439,332	$381,605	15.1%	$117,672	$113,165	4.0%	$321,660	$268,440	19.8%	73.2%	70.3%	2.9%

2020 Same Store Pool(2)	496	$389,510	$339,545	14.7%	$103,800	$99,950	3.9%	$285,710	$239,595	19.2%	73.4%	70.6%	2.8%

2019 Same Store Pool(3)	434	$340,132	$296,270	14.8%	$90,647	$87,346	3.8%	$249,485	$208,924	19.4%	73.3%	70.5%	2.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 7 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2021 compared to Year Ended December 31, 2020
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth	YTD 2021	YTD 2020	Growth
Portland-Vancouver-Hillsboro, OR-WA	18,207	2,227,036	91.4%	87.4%	4.0%	91.0%	84.8%	6.2%	$17.55	$16.18	8.5%
Riverside-San Bernardino-Ontario, CA	24,665	3,317,762	97.4%	96.8%	0.6%	98.1%	93.1%	5.0%	13.07	11.94	9.5%
Atlanta-Sandy Springs-Roswell, GA	13,414	1,818,613	97.3%	91.4%	5.9%	95.9%	88.7%	7.2%	11.04	10.41	6.1%
Phoenix-Mesa-Scottsdale, AZ	13,814	1,563,135	94.6%	90.6%	4.0%	94.2%	88.7%	5.5%	14.26	13.06	9.2%
Oklahoma City, OK	7,646	1,084,042	96.8%	93.4%	3.4%	96.2%	91.7%	4.5%	8.78	8.18	7.3%
Dallas-Fort Worth-Arlington, TX	5,773	772,342	92.4%	89.0%	3.4%	93.0%	88.3%	4.7%	11.73	11.26	4.2%
Indianapolis-Carmel-Anderson, IN	8,742	1,133,893	95.5%	93.6%	1.9%	95.9%	92.0%	3.9%	10.48	9.62	8.9%
Los Angeles-Long Beach-Anaheim, CA	9,751	1,063,400	95.8%	93.8%	2.0%	95.5%	88.8%	6.7%	20.70	19.83	4.4%
North Port-Sarasota-Bradenton, FL	8,514	838,056	95.5%	92.1%	3.4%	95.5%	87.1%	8.4%	17.80	16.20	9.9%
New Orleans-Metairie, LA	6,537	757,748	92.7%	84.3%	8.4%	89.8%	83.2%	6.6%	13.08	12.21	7.1%
Tulsa, OK	6,115	814,620	92.3%	90.4%	1.9%	93.1%	88.7%	4.4%	9.38	8.97	4.6%
Las Vegas-Henderson-Paradise, NV	6,552	804,541	94.2%	93.3%	0.9%	95.4%	91.6%	3.8%	12.98	11.46	13.3%
Houston-The Woodlands-Sugar Land, TX	4,663	740,211	94.6%	90.8%	3.8%	94.5%	87.5%	7.0%	10.72	9.98	7.4%
Kansas City, MO-KS	4,003	540,049	92.9%	89.1%	3.8%	93.9%	89.8%	4.1%	13.51	12.38	9.1%
Other MSAs	130,591	16,537,057	94.6%	91.6%	3.0%	94.9%	89.5%	5.4%	12.84	11.84	8.4%
Total/Weighted Average	268,987	34,012,505	94.8%	91.7%	3.1%	94.9%	89.3%	5.6%	$13.15	$12.14	8.3%

2020 Same Store Pool(2)	238,730	30,117,614	95.0%	91.9%	3.1%	95.0%	89.6%	5.4%	$13.15	$12.15	8.2%

2019 Same Store Pool(3)	208,574	26,687,631	95.1%	92.0%	3.1%	95.1%	89.7%	5.4%	$12.94	$11.95	8.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2020.
(3) Represents the subset of properties included in the 2021 same store pool that were in NSA's same store pool reported in 2019.

Supplemental Schedule 8

Same Store Operating Data (560 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	YTD 2021	YTD 2020
Revenue
Rental revenue	$112,678	$109,922	$103,470	$97,904	$95,753	$423,974	$368,185
Other property-related revenue	3,883	3,950	3,912	3,613	3,511	15,358	13,420
Total revenue	116,561	113,872	107,382	101,517	99,264	439,332	381,605
Property operating expenses
Store payroll and related costs	9,289	8,845	8,854	8,967	8,601	35,955	34,484
Property tax expense	7,849	8,091	7,923	7,791	7,732	31,654	31,040
Utilities expense	2,541	3,083	2,335	2,651	2,360	10,610	10,369
Repairs & maintenance expense	2,545	2,593	2,364	2,331	2,344	9,833	8,963
Marketing expense	1,680	1,787	1,899	1,807	1,905	7,173	7,812
Insurance expense	1,141	1,007	994	958	930	4,100	3,790
Other property operating expenses	4,850	4,679	4,490	4,328	4,199	18,347	16,707
Total property operating expenses	29,895	30,085	28,859	28,833	28,071	117,672	113,165
Net operating income	$86,666	$83,787	$78,523	$72,684	$71,193	$321,660	$268,440

Net operating income margin	74.4%	73.6%	73.1%	71.6%	71.7%	73.2%	70.3%

Occupancy at period end	94.8%	96.2%	96.7%	93.8%	91.7%	94.8%	91.7%

Average occupancy	95.5%	96.5%	95.4%	92.5%	91.9%	94.9%	89.3%

Average annualized rental revenue per occupied square foot	$13.87	$13.40	$12.78	$12.47	$12.28	$13.15	$12.14

Supplemental Schedule 9

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020	YTD 2021	YTD 2020
Rental revenue
Same store portfolio	$112,678	$109,922	$103,470	$97,904	$95,753	$423,974	$368,185
Non-same store portfolio	49,012	29,498	23,840	15,223	8,513	117,573	26,475
Total rental revenue	161,690	139,420	127,310	113,127	104,266	541,547	394,660
Other property-related revenue
Same store portfolio	3,883	3,950	3,912	3,613	3,511	15,358	13,420
Non-same store portfolio	1,760	1,191	917	524	341	4,392	1,104
Total other property-related revenue	5,643	5,141	4,829	4,137	3,852	19,750	14,524
Property operating expenses
Same store portfolio	29,895	30,085	28,859	28,833	28,071	117,672	113,165
Non-same store portfolio	14,647	9,380	7,795	5,771	3,020	37,593	10,321
Total property operating expenses	44,542	39,465	36,654	34,604	31,091	155,265	123,486

Net operating income	122,791	105,096	95,485	82,660	77,027	406,032	285,698
Management fees and other revenue	6,257	6,282	6,107	5,728	5,991	24,374	23,038
General and administrative expenses	(14,301)	(13,012)	(12,450)	(11,238)	(11,399)	(51,001)	(43,640)
Depreciation and amortization	(50,854)	(38,983)	(36,051)	(32,424)	(29,827)	(158,312)	(117,174)
Other	(1,152)	(994)	(310)	(397)	522	(2,853)	(808)
Interest expense	(19,787)	(18,144)	(17,339)	(16,792)	(16,192)	(72,062)	(62,595)
Equity in earnings of unconsolidated real estate ventures	1,679	1,682	1,174	759	516	5,294	265
Acquisition costs	(1,019)	(512)	(118)	(292)	(743)	(1,941)	(2,424)
Non-operating expense	(344)	(241)	(148)	(173)	(582)	(906)	(1,211)
Income tax expense	(375)	(444)	(675)	(196)	(796)	(1,690)	(1,671)
Net Income	$42,895	$40,730	$35,675	$27,635	$24,517	$146,935	$79,478

Supplemental Schedule 10

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$13.87	$12.28	$13.15	$12.14
Total consolidated portfolio	13.52	12.26	13.01	12.12

Average Occupancy

Same store	95.5%	91.9%	94.9%	89.3%
Total consolidated portfolio	93.7%	91.6%	94.2%	89.3%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,070	$1,131	$9,500	$6,057
Value enhancing capital expenditures	1,589	943	8,738	4,026
Acquisitions capital expenditures	4,150	1,113	11,185	6,064
Total consolidated portfolio capital expenditures	$8,809	$3,187	$29,423	$16,147

Property Operating Expenses Detail

Store payroll and related costs	$13,201	$9,473	$45,370	$37,294
Property tax expense	12,562	8,618	44,180	34,317
Utilities expense	3,910	2,631	14,265	11,390
Repairs & maintenance expense	3,561	2,604	12,676	9,659
Marketing expense	2,491	2,100	9,272	8,501
Insurance expense	1,732	1,074	5,813	4,279
Other property operating expenses	7,085	4,591	23,689	18,046
Property operating expenses on the Company's statements of operations	$44,542	$31,091	$155,265	$123,486

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,873	$3,917	$20,394	$16,432
Equity-based compensation expense	1,374	1,170	5,462	4,278
Other general and administrative expenses	7,054	6,312	25,145	22,930
General and administrative expenses on the Company's statements of operations	$14,301	$11,399	$51,001	$43,640

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

2016 JOINT VENTURE: NSA's 2016 Joint Venture was formed in 2016 with a major state pension fund advised by Heitman Capital Management LLC. NSA's ownership in the 2016 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2016 Joint Venture properties. In connection with the 2016 Joint Venture’s acquisition of an initial portfolio of self storage properties, NSA separately acquired the property management platform related to the initial portfolio, including a property management company, and related intellectual property, including the iStorage brand, under which NSA's management platform operates the 2016 Joint Venture.
2018 JOINT VENTURE: NSA's 2018 Joint Venture was formed in 2018 with an affiliate of Heitman America Real Estate REIT LLC to acquire a portfolio of over 100 self storage properties. NSA's ownership in the 2018 Joint Venture is 25% and NSA earns customary fees for managing and operating the 2018 Joint Venture properties. The 2018 Joint Venture properties are operated by NSA’s management platform under NSA’s iStorage and SecurCare brands.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties and impairment of long-lived assets, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;
•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
HYPOTHETICAL LIQUIDATION AT BOOK VALUE METHOD: In accordance with GAAP, the Company allocates income (loss) utilizing the hypothetical liquidation at book value ("HLBV") method, in which the Company allocates income or loss based on the change in each unitholders’ claim on the net assets of the Company's operating partnership at period end after adjusting for any distributions or contributions made during such period. The Company uses this method because of the difference between the distribution rights and priorities set forth in the operating partnership's Agreement of Limited Partnership and what is reflected by the underlying percentage ownership interests of the unitholders.
The HLBV method is a balance sheet-focused approach to income (loss) allocation. A calculation is prepared at each balance sheet date to determine the amount that unitholders would receive if the operating partnership were to liquidate all of its assets (at GAAP net book value) and distribute the resulting proceeds to its creditors and unitholders based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each unitholder's share of the income (loss) for the period. Due to the stated liquidation priorities and because the HLBV method incorporates non-cash items such as depreciation expense, in any given period, income or loss may be allocated disproportionately to unitholders as compared to their respective ownership percentage in the operating partnership, and net income (loss) attributable to National Storage Affiliates Trust could be more or less net income than actual cash distributions received and more or less income or loss than what may be received in the event of an actual liquidation. Additionally, the HLBV method could result in net income (or net loss) attributable to National Storage Affiliates Trust during a period when the Company reports consolidated net loss (or net income), or net income (or net loss) attributable to National Storage Affiliates Trust in excess of the Company's consolidated net income (or net loss). The computations of basic and diluted earnings (loss) per share may be materially affected by these disproportionate income (loss) allocations, resulting in volatile fluctuations of basic and diluted earnings (loss) per share. Readers and investors are cautioned not to place undue reliance on NSA's income (loss) allocations or earnings (loss) per share without considering the effects described above, including the effect that depreciation and amortization have on income (loss), net book value and the application of the HLBV method.
LONG-TERM INCENTIVE PLAN UNITS: Long-term incentive plan units, or LTIP units, are a special class of partnership interest in NSA's operating partnership that allow the holder to participate in the ordinary and liquidating distributions received by holders of the operating partnership units (subject to the achievement of specified levels of profitability by our operating partnership or the achievement of certain events). Upon vesting, and after achieving parity with operating partnership units, vested LTIP units may be converted into an equal number of operating partnership units, and thereafter have all the rights of operating partnership units, including redemption rights.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $4.8 million of fair value of debt adjustments and $12.8 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total rental and other property-related revenue.
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of December 31, 2021, the Company had ten PROs: Northwest Self Storage, Optivest Properties, Guardian Storage Centers, Move It Self Storage, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2022, following the voluntary retirement of Northwest Self Storage as a PRO, the management of Northwest's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
RESTRICTED COMMON SHARES: Restricted common shares are common shares that are subject to restrictions on transferability subject to vesting and such other restrictions. Generally, a participant granted restricted common shares has all of the rights of a shareholder, including, without limitation, the right to vote and the right to receive dividends on the restricted common shares. Holders of restricted common shares are prohibited from selling such shares until they vest.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	Berenberg Capital Markets	BMO Capital Markets
Wes Golladay	Keegan Carl	Juan Sanabria
216.737.7510	646.949.9052	312.845.4704

BofA Securities	Capital One Securities, Inc.	Citi Investment Research
Jeff Spector	Neil Malkin	Michael Bilerman / Smedes Rose
646.855.1363	571.633.8191	212.816.1383 / 212.816.6243

Evercore ISI	Jefferies LLC	KeyBanc Capital Markets
Samir Khanal / Steve Sakwa	Jonathan Petersen	Todd Thomas / Jordan Sadler
212.888.3796 / 212.446.9462	212.284.1705	917.368.2286 / 917.368.2280

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124